DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
11/27/2023	202332602718	AMENDMENT TO ARTICLES (AMD)	50.00	300.00	0.00	5.00

Receipt

This is not a bill. Please do not remit payment.

VORYS SATER SEYMOUR AND PEASE LLP
MICHELLE GOODWIN
52 E. GAY ST
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

5007932

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WORTHINGTON STEEL, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
AMENDMENT TO ARTICLES	**202332602718**

Effective Date: 11/22/2023

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 27th day of November, A.D. 2023.

Ohio Secretary of State

Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453
Central Ohio: 614.466.3910
OhioSoS.gov
business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

For screen readers, follow instructions located at this path.

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

2023 MAY 22 PM 3:35

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Worthington Steel, Inc.

Charter Number: 5007932

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators.** Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

☒ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

Worthington Industries, Inc.

Signature

[signature]

By (if applicable)

Patrick J. Kennedy - Secretary

Print Name

Signature

By (if applicable)

Print Name

ATTACHMENT TO
CERTIFICATE OF AMENDMENT
OF
WORTHINGTON STEEL, INC.

The following resolutions were authorized and approved in An Action by Written Consent Without a Meeting by the Sole Shareholder of Worthington Steel, Inc., an Ohio corporation ("Corporation"), in accordance with Section 1701.54 of the Ohio Revised Code:

RESOLVED, that Article THIRD of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

> THIRD: The number of shares which the Corporation is authorized to have outstanding is 100 common shares, no par value. Upon the filing of this Certificate of Amendment ("Effective Date"), each one common share issued immediately prior to the Effective Date, whether issued and outstanding or held by the Corporation as a treasury share, shall be changed into 500,251.15 validly issued, fully paid and non-assessable common shares without any further action by the Corporation or the holder thereof ("Forward Share Split"). The share certificate that immediately prior to the Effective Date represented common shares of the Corporation ("Old Certificate"), shall thereafter represent that number of common shares into which the common shares represented by the Old Certificate shall have been changed, subject to the treatment of fractional common shares as described above. The Forward Share Split shall not affect the par value of the common shares of the Corporation.

FURTHER RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

> FOURTH: The amount of stated capital of the Corporation is zero (0).

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
02/28/2023	202305901614	DOMESTIC FOR PROFIT CORP - ARTICLES (ARF)	99.00	0.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

DEANNA M IGO
200 OLD WILSON BRIDGE RD
COLUMBUS, OH 43085

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Frank LaRose

5007932

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WORTHINGTON STEEL, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT CORP - ARTICLES	**202305901614**
Effective Date: 02/28/2023	

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 28th day of February, A.D. 2023.

Ohio Secretary of State

Form 532A Prescribed by:

Frank LaRose
Ohio Secretary of State

Date Electronically Filed: 2/28/2023

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910

OhioSoS.gov | business@OhioSoS.gov

File online or for more information: OhioBusinessCentral.gov

Initial Articles of Incorporation

(For Profit, Domestic Corporation)

Filing Fee: $99

(113 - ARF)

Form Must Be Typed

First: Name of Corporation: Worthington Steel, Inc.

(Name must include the following word or abbreviation: company, co., corporation, corp., incorporated, or inc.)

Second: Location of Principal Office in Ohio

City: COLUMBUS, OHIO

State: OHIO

County: FRANKLIN

Optional: Effective Date (MM/DD/YYYY): 2/28/2023

(The legal existence of the corporation begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Third: The number of shares which the corporation is authorized to have outstanding. (Please state if shares are common or preferred and their par value, if any.)

Number of Shares	Type of Shares	Par Value of Shares
100	COMMON	0

Fourth: If the corporation is to have an initial stated capital, please state the amount of that stated capital.

Amount: 1000

Optional: Purpose:

** Note: ORC Chapter 1701 allows additional provisions to be included in the Articles of Incorporation that are filed with this office. If including any of these additional provisions, please do so by including them in an attachment to this form. **

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of

Worthington Steel, Inc.
(Name of Corporation)

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

PATRICK J. KENNEDY
(Name of Statutory Agent)

200 OLD WILSON BRIDGE ROAD
(Mailing Address)

COLUMBUS	OH	43085
(Mailing City)	(Mailing State)	(Mailing ZIP Code)

Must be signed by the incorporators or a majority of the incorporators.

PATRICK J. KENNEDY
(Signature)

(Signature)

(Signature)

Acceptance of Appointment

The Undersigned, PATRICK J. KENNEDY (Name of Statutory Agent), named herein as the

Statutory agent for Worthington Steel, Inc. (Name of Corporation)

hereby acknowledges and accepts the appointment of statutory agent for said corporation.

Statutory Agent Signature PATRICK J. KENNEDY
(Individual Agent's Signature / Signature on Behalf of Business Serving as Agent)

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

Articles and original appointment of agent must be signed by the incorporator(s).

If the incorporator is an individual, then they must sign in the "signature" box and print his/her name in the "Print Name" box.

If the incorporator is a business entity, not an individual, then please print the entity name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print his/her name and title/authority in the "Print Name" box.

PATRICK J. KENNEDY

Signature

PATRICK J. KENNEDY

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name